UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2009

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15295 Alton Parkway, Irvine CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009 Employee Stock Purchase Plan

At the Annual Meeting of Stockholders of ISTA Pharmaceuticals, Inc. (the “Company”) held on December 7, 2009, the Company’s stockholders approved the Company’s 2009 Employee Stock Purchase Plan (the “2009 ESPP”). The Company’s Board of Directors (the “Board”) had previously approved the 2009 ESPP on October 8, 2009, subject to stockholder approval. The 2009 ESPP replaces the Company’s existing Employee Stock Purchase Plan, which will expire pursuant to its terms in April 2010. No further purchase rights will be granted under the Company’s existing Employee Stock Purchase Plan.

The 2009 ESPP may be administered by either the Board or a committee appointed by the Board. The Board has delegated administration of the 2009 ESPP to the Compensation Committee. Subject to the provisions of the 2009 ESPP, the Compensation Committee, or any other administrator of the 2009 ESPP, will have the discretionary authority to administer and interpret the 2009 ESPP, including the authority to (i) determine when and how rights to purchase common stock are granted and the terms and conditions of each offering, (ii) designate from time to time which of the Company’s designated subsidiaries are eligible to participate in the 2009 ESPP, (iii) construe and interpret the 2009 ESPP and the rights offered under the 2009 ESPP, (iv) establish, amend and revoke rules and regulations for the administration of the 2009 ESPP, (v) amend the 2009 ESPP and (vi) exercise such other powers and perform such other acts deemed necessary to carry out the intent of the 2009 ESPP.

Initially, an aggregate of 3,000,000 shares will be reserved for issuance under the 2009 ESPP. In addition, on each January 1, beginning on January 1, 2011, the number of shares reserved under the 2009 ESPP will be increased by the lesser of (i) 1% of the Company’s outstanding common stock or (ii) an amount determined by the Compensation Committee, or any other administrator of the 2009 ESPP. However, in no event will the number of shares reserved under the 2009 ESPP exceed the lesser of 10% of our outstanding common stock or 5,000,000 shares.

Every employee of the Company who customarily works more than 20 hours per week for more than five months per calendar year will be eligible to participate in offerings made under the 2009 ESPP, subject to certain limitations. The Compensation Committee has determined, pursuant to its authority under the 2009 ESPP, to exclude officers, vice presidents and directors from participating in the 2009 ESPP for fiscal year 2010. Shares of common stock will generally be offered for purchase through a series of six-month offering periods. The initial offering period will commence on January 1, 2010 and end on June 30, 2010, with subsequent offering periods commencing on six-month intervals thereafter beginning on July 31, 2010. The purchase price for the common stock under the 2009 ESPP will be the lower of 85% of the fair market value of the common stock on the first day of an offering period or 85% of the fair market value of the common stock on the last day of the offering period.

The 2009 ESPP will terminate on October 18, 2019, unless earlier terminated in accordance with the terms and provisions of the 2009 ESPP.

Amendments to 2004 Performance Incentive Plan

Also at the Annual Meeting of Stockholders, the Company’s stockholders approved amendments to the Company’s 2004 Performance Incentive Plan (the “Amendments”). The 2004 Performance Plan (the “2004 Plan”) was originally approved by the Board in June 2004 and by the Company’s stockholders in October 2004. The Board had previously approved the Amendments in September 2009, subject to stockholder approval.

The Amendments increase the shares of the Company’s common stock available under the 2004 Plan by 6,000,000 shares, or from 6,153,107 shares to 12,153,107 shares. The Amendments also increase correspondingly the maximum limitation on the number of shares subject to incentive options from 5,453,107 shares to 10,703,107 shares, and the number of shares subject to restricted stock and performance shares from 700,000 shares to 1,450,000 shares.

The Definitive Proxy Statement on Schedule 14A that we filed with the Securities and Exchange Commission on October 30, 2009 describes the 2009 ESPP and the Amendments in greater detail, and the full text of the 2009 ESPP and the 2004 Plan, as amended and restated, are attached as Exhibits 10.1 and 10.2 to this report, respectively, and incorporated here by reference. The foregoing descriptions of the 2009 ESPP and the Amendments are qualified in their entirety by reference to the full text of such documents.

Item 8.01 Other Events.

Election of Director Nominees

At the Annual Meeting, each of the two Class III nominees to the Company’s Board of Directors – Dean J. Mitchell and Wayne I. Roe – was elected to serve for a term of three years until the 2012 annual meeting of stockholders or until his successor is duly elected and qualified.

Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s stockholders ratified the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	2009 Employee Stock Purchase Plan.
10.2	Fourth Amendment and Restatement of the 2004 Performance Incentive Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

December 11, 2009	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

10.1	2009 Employee Stock Purchase Plan.

10.2	Fourth Amendment and Restatement of the 2004 Performance Incentive Plan.